As filed with the Securities and Exchange Commission on March 24, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMPASS PATHWAYS PLC
(Exact name of registrant as specified in its charter)

England and Wales	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
33 Broadwick Street London , United Kingdowm	W1F 0DQ
(Address of Principal Executive Offices)	(Zip Code)
Compass Pathways plc 2020 Share Option and Incentive Plan
(Full title of the plan)

Teri Loxam
Compass Pathways plc
44 W. 37th Street, 7th Floor
New York, New York 10018
(Name and address of agent for service)

+1 (716) 676-6461
(Telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom Benjamin K. Marsh Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Sophie C. McGrath Goodwin Procter (UK) LLP 100 Cheapside London EC2V 6DY United Kingdom +44 (0) 20 7447 420
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement has been filed by COMPASS Pathways plc (the "Company") to register 3,843,431 additional ordinary shares, nominal value £0.008 per share (“Shares”) available for issuance under the Company's 2020 Share Option and Incentive Plan. This Registration Statement relates to securities of the same class as those that were previously registered by the registrant on Registration Statements on Form S-8 filed with the Securities and Exchange Commission on October 9, 2020 (File No. 333-249403) (the “2020 Registration Statement”), on July 1, 2022 (File No. 333-265954) (the "2022 Registration Statement"), on January 20, 2023 (File No. 333-269329) (the "2023 Registration Statement"), on January 5, 2024 (File No. 333-276410) (the "2024 Registration Statement"), and on February 27, 2025 (File No. 333-285298) (the "2025 Registration Statement" and together with the 2020 Registration Statement, the 2022 Registration Statement, the 2023 Registration Statement, and the 2024 Registration Statement the "Prior Registration Statements").
Pursuant to General Instruction E to Form S-8 regarding registration of additional securities, the entire contents of the Prior Registration Statements are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.     Exhibits.
Refer to the Exhibit Index for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.
EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Articles of Association of COMPASS PATHWAYS PLC (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form F-1/A (File No. 333-248484)).
4.2	Form of Deposit Agreement (incorporated by reference to Exhibit (a) to the Registrant's Registration Statement on Form F-6 (File No. 333-248514)).
4.3	Form of American Depositary Receipt (included in Exhibit 4.1) (incorporated by reference to Exhibit (a) to the Registrant's Registration Statement on Form F-6 (File No. 333-248514)).
5.1*	Opinion of Goodwin Procter (UK) LLP.
23.1*	Consent of PricewaterhouseCoopers (UK) LLP, independent registered public accounting firm.
23.2*	Consent of PricewaterhouseCoopers (US) LLP, independent registered public accounting firm.
23.3*	Consent of Goodwin Procter (UK) LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1	2020 Share Option and Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 99.2 of the Registrant’s Registration Statement on Form S-8 (File No. 333-249403)).
107*	Fee Filing Table
__________
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 24th day of March, 2026.

COMPASS PATHWAYS PLC

By:	/s/ Teri Loxam
Teri Loxam
Chief Financial Officer
POWER OF ATTORNEY AND SIGNATURES
KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Kabir Nath and Teri Loxam as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Kabir Nath	Chief Executive Officer and Director (Principal Executive Officer)	March 24, 2026
Kabir Nath

/s/ Teri Loxam	Chief Financial Officer (Principal Financial and Accounting Officer), Authorized Representative in the United States	March 24, 2026
Teri Loxam

/s/ Gino Santini	Chair of the Board of Directors	March 24, 2026
Gino Santini

/s/ Justin Gover	Director	March 24, 2026
Justin Gover
/s/ Annalisa Jenkins	Director	March 24, 2026
Annalisa Jenkins, MBBS

/s/ Jeffrey Jonas	Director	March 24, 2026
Jeffrey Jonas, M.D.
/s/ Daphne Karydas	Director	March 24, 2026
Daphne Karydas

/s/ Robert McQuade	Director	March 24, 2026
Robert McQuade

/s/ David York Norton	Director	March 24, 2026
David York Norton

/s/ Wayne Riley	Director	March 24, 2026
Wayne Riley, M.D., MPH, MBA